CONSULTING AGREEMENT
THIS AGREEMENT made effective as of the 1st day of January, 2025 (the “Effective Date”)
BETWEEN:
Civeo Canada Limited Partnership by its general partner Civeo Canada Operations GP Ltd.
(the “Company”)
and
Quantev Advisors Ltd.
(the “Consultant”)
(collectively, the “Parties”)
WHEREAS the Consultant has been an employee and senior executive of the Company;
AND WHEREAS the Consultant’s last day of employment with the Company will be December 31, 2024, and the parties mutually wish that the Consultant shall continue to provide consulting services to the Company;
AND WHEREAS the Parties wish to outline in writing the terms of their independent contractor relationship;
NOW THEREFORE in consideration of the covenants and agreements contained in this Agreement and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree:
ARTICLE 1 -SERVICES
1.1Consultant’s Services
Subject to the terms and conditions in this Agreement, the Company shall retain the Consultant to perform the services which are outlined in Schedule “A” to this Agreement (the “Services”).
The Parties may change and/or update the scope of the Services provided by the Consultant to the Company upon mutual written agreement.
The Consultant may employ qualified sub-consultants to perform all or a portion of the Services.
1.2Standard of Care
The Consultant agrees to faithfully serve the Company to the best of its ability, skill, experience and talents and in a competent and professional manner.
1.3Non-Exclusive Relationship
The engagement of the Consultant by the Company hereunder shall be on a non-exclusive basis and the Consultant shall be free to perform services or any other functions for any other party, provided the Consultant complies with the terms of this Agreement and the services performed for other parties do not directly or indirectly conflict with the Services performed for the Company under this Agreement.

ARTICLE 2 -TERM
2.1Duration of Term
The term of this Agreement shall commence on the Effective Date and continue until March 3, 2026 (the “Completion Date”) unless terminated in accordance with this Agreement (“Term”). This Agreement may be extended by mutual agreement of the Parties.
ARTICLE 3 -REMUNERATION AND EXPENSES
3.1Consulting Fee and Hours
The Company shall pay to the Consultant for the Services provided under this Agreement the sum of $16,666.67 per month (the “Consulting Fee”) plus GST. The Consultant is required to provide services for 40 hours per month. Any hours above and beyond the 40 hours a month, will need prior approval and will be paid at an hourly rate of $750.00. No compensation shall be paid for travel time.
There shall be no wages, salaries or accompanying source deductions made by Company in respect of the Consultant’s performance of the Services, and the Consulting Fee paid to the Consultant from time to time shall not alter the fact that the Consultant is an independent contractor for all purposes.
3.2Reimbursement of Expenses
The Company shall reimburse the Consultant for approved and substantiated business expenses related to the Services (“Expenses”) provided under this Agreement. The Consultant shall submit invoices and receipts for Expenses incurred in a timely manner.
3.3Payment of Invoices
The Consultant shall provide to the Company invoices outlining the Consulting Fees and Expenses owed by the Company to the Consultant as well as GST amounts owed by the Company. All invoices are payable in full within 30 days upon Company receipt.
ARTICLE 4 -LOCATION
4.1Location of Performance of Services
Unless requested otherwise by the Company in writing or required in the performance of the Services, the Consultant shall perform the Services from Calgary, Alberta, or as otherwise determined in the discretion of the Consultant. For travel at the request of the Company’s CEO, such travel expenses will be reimbursed at cost as incurred by the Consultant.
ARTICLE 5 -INDEPENDENT CONTRACTOR
5.1Independent Contractor, not Employee
The Consultant is being retained as an independent contractor and nothing contained in this Agreement shall be deemed or construed to create between the Parties a partnership, employment relationship, or joint venture. The Consultant and its employees are not employees of the Company and shall not be entitled to receive from the Company any benefits whatsoever and the Company shall not be required to make contributions for Employment Insurance, Canada Pension Plan, Workers’ Compensation and other similar levies.

5.2Consultant’s Authority to Act on Behalf of Company
The Consultant has no authority (and must not hold itself out as having authority) to bind the Company or to enter into any agreements on the Company’s behalf without the CEO’s prior written consent. For purposes of this Agreement, written consent may be provided in electronic form (e.g. email, text, electronic document).
ARTICLE 6 -TERMINATION
6.1Surviving Obligations
Termination of this Agreement shall not affect the validity of any provisions which are, expressly or by implication, to survive or to take effect on or after such termination.
6.2Termination for Material Breach
In the event either Party commits a material breach of this Agreement, the other Party may, by written notice, terminate this Agreement prior to the Completion Date upon written notice of the breach if the breach has not been corrected by the breaching Party within five (5) days of the material breach. If the Agreement is terminated as a result of a material breach of the Agreement, the Consultant shall be entitled to payment of all Consulting Fees and Expenses owing up to the date of the termination.
6.3Termination by Company absent Material Breach
The Company may terminate this Agreement for any reason upon giving not less than 15 days advance notice in writing to the Consultant. If the Agreement is terminated by the Company without a material breach of this Agreement by the Consultant, the Consultant shall be entitled to payment of all remaining Consulting Fees for the Term of this Agreement. In addition, the Consultant will receive all expenses incurred up to the date of termination.
6.4Termination by Consultant absent Material Breach
The Consultant may terminate the Agreement for any reason upon giving not less than 30 days advance notice in writing to the Company, in which case the Consultant will be paid all consulting fees earned to the date of termination, inclusive of expenses incurred up to the date of termination.
6.5Termination by Mutual Consent
Notwithstanding anything in sections 6.2, 6.3, or 6.4, above, the Parties can terminate this Agreement at any time upon mutual agreement in writing.
6.6Force Majeure
The obligations of either Party will be suspended by written notice from one Party to the other and for so long as the performance of the obligations are prevented or hindered, in whole or in party by reason of strikes, acts of God or the Queen’s enemies, provincial, federal or municipal regulations, or for any other cause beyond the reasonable control of the Parties, except lack of funds. Performance will be resumed within a reasonable time after the cause has been removed. A Party is not required to settle any labour dispute against its will.
6.7Insolvency
The Company may terminate this Agreement immediately and without notice in the event the Company voluntarily enters into proceedings in bankruptcy, insolvency, proceedings under the Companies’

Creditors Arrangement Act (Canada), makes an assignment for the benefit of creditors, is adjudged bankrupt or insolvent, or in the event a petition is filed against the Company under bankruptcy law, or any other law for the relief of debtors or similar law and such petition is not discharged with sixty (60) days after its filing.
ARTICLE 7 -LIABILITY AND INDEMNIFICATION
7.1Indemnification
The Consultant shall be responsible for payment of all levies, assessments, and payments required to be made in respect of the Consultant’s business and for the Consultant’s own employees and agents including, without limitation, all income taxes and all other taxes, and all payroll deductions, including, without limitation, Workers' Compensation insurance, all over-time wages, all holidays and vacation entitlements or payments in lieu, health care premiums and insurance, bonus, profit sharing, life insurance and disability insurance and the like, and the Consultant shall indemnify and save the Company harmless in respect of all costs, expenses, charges and liabilities of such or any other kind which may be levied or assessed against the Company in connection therewith.
The Consultant agrees to indemnify, defend, and hold the Company harmless from any and all liabilities, claims, losses, damages and expenses, including reasonable solicitor-Company costs, court costs, and any amounts reasonably paid to settle an action or satisfy a judgment reasonably incurred by the Company in respect of any civil, criminal, or administrative action or proceeding to which the Company is a party and which arises from any claim asserted against the Company by any third party as a result of any wrongful act or omission on the part of the Consultant, except to the extent that such claim is the result of a wrongful act or omission on the part of the Company.
Notwithstanding the above, or any other term in this Agreement, the Consultant’s maximum liability to the Company for any losses, damages, costs, expenses, and claims (including, without limitation, legal and other costs, and direct, indirect, incidental, special and consequential loss and damage) that arise as a result of, or in connection with, this Agreement or the performance of the Services under this Agreement, shall be limited to the value of the aggregate Consulting Fees paid or owed to the Consultant by the Company.
The Company agrees to indemnify, defend, and hold the Consultant harmless from any and all liabilities, claims, losses, damages and expenses, including reasonable solicitor-Company costs, court costs, and any amounts reasonably paid to settle an action or satisfy a judgement reasonably incurred by the Consultant in respect of any civil, criminal, or administrative action or proceeding to which the Consultant is a party and which arises from any claim asserted against the Consultant by any third party as a result of any wrongful act or omission on the part of the Company, except to the extent that such claim is the result of a wrongful act or omission on the part of the Consultant.
7.2Survival
The Parties acknowledge and agree that the indemnities contained in this Article 7 shall survive termination of this Agreement.
ARTICLE 8 -CONFIDENTIAL INFORMATION
8.1Confidential Information
For the purposes of this Agreement, “Confidential Information” includes any of the following:

a.information concerning all Products and Developments (as defined below);
b.information regarding the Company’s business, operations, financing, strategies, methods and practices, including marketing strategies, services pricing, sales, margins, pay and compensation for staff, and any other information regarding the financial affairs of the Company;
c.the identity of the Company’s clients, business and financial partners, licensees, agents and suppliers, and the nature of the Company’s relationships with such clients, partners, licensees, agents and suppliers, as well as information concerning these relationships;
d.personal information of the Company’s directors, officers, employees and agents;
e.information belonging to the Company’s clients, business and financial partners, licensees, agents and suppliers, which is disclosed to you or the Company; and
f.any other trade secrets or confidential or proprietary information in the possession or control of the Company, but does not include information which is or becomes generally available to the public through no fault of your own or which was in your possession prior to its disclosure to you as a result of your work for the Company.
For the purposes of this Agreement, “Developments” includes all:
a.products, analyses, compilations, studies, concepts, software, documentation, research, data, designs, reports, flowcharts, training materials, trade-marks, and specifications, and any related works, including any enhancements, modifications or additions to the Products owned, licensed, sold, marketed or used by the Company;
b.copyrightable works of authorship including, without limitation, any technical descriptions for Products, user guides, instructions, illustrations and advertising materials; and
c.inventions, devices, concepts, ideas, formulae, know-how, processes, techniques, systems, methods and improvements, whether patentable or not, developed, created, generated or reduced to practice by you, alone or jointly with others, during your employment with the Company or which result from tasks assigned to you by the Company or which result from the use of the premises or property (including equipment, supplies or Confidential Information) owned, leased or licensed by the Company.
For the purposes of this Agreement, “Products” means:
a.any products developed by, for or on behalf of the Company for use in its business or operations;
b.any intellectual property or assets owned, licensed, sold, marketed or used by the Company in connection with the business, including enhancements, modifications, additions or other improvements to such intellectual property; and

c.any other products and services that the Company discovers or develops during your employment.
The Consultant acknowledges that during the Term, it will have access to and become acquainted with Confidential Information of the Company. The Consultant agrees it will not disclose any Confidential Information, directly or indirectly, or use the Confidential Information in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company.
All files, records, documents, blueprints, specifications, information, letters, notes, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or otherwise coming into its possession, shall remain the exclusive property of the Company. The Consultant shall not retain any copies of the foregoing without the Company’s prior written permission.
Upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in its possession or under its control. The Consultant further agrees that it will not disclose the terms of this Agreement to any person without the prior written consent of the Company.
For purposes of this Agreement, Confidential Information does not include information which:
a.is or becomes generally available to the public, other than through a breach of this Agreement; or
b.is communicated to the Consultant by a third party that had no confidentiality obligations with respect to such information.
Nothing in this Agreement will be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Consultant agrees to provide written notice of any such order to an authorized officer of the Company within one (1) business day of receiving such order or, in any event, sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as the Company may determine in its sole discretion.
8.2Work Product
Neither Party shall acquire any right, title, or interest in or to any intellectual property of the other Party which was in existence prior to the Effective Date. As between the Company and the Consultant, any intellectual property developed by the Consultant, its affiliates, employees and/or sub-contractors, in the provision of the Services under this Agreement will become the sole and exclusive property of the Company.
ARTICLE 9 -GENERAL
9.1Sections and Headings
The division of this Agreement into Articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to articles and sections are to articles and sections of this Agreement.
9.2Number
In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.
9.3Independent Legal Advice
The Parties acknowledge they have both had the opportunity to obtain independent legal advice respecting this Agreement.
9.4Benefit of Agreement
This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Consultant and the Company, respectively.
9.5Entire Agreement
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express implied or statutory between the parties other than as expressly set forth in this Agreement. The Consultant hereby waives any right to assert a claim in tort based on any pre-contractual representations, negligent or otherwise, made by the Company.
9.6Amendments and Waivers
No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both Parties. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.
9.7Assignment
Except as may be expressly provided in this Agreement, neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party.
9.8Severability
If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.
9.9Notices
Any demand, notice or other communication (hereinafter in this section 10.9 referred to as a “Communication”) to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To the Consultant:

Quantev Advisors Ltd.

Attention:    Allan Schoening
Via Email:    [ ]
To the Company:
Civeo Corporation
Attention: Bradley Dodson, CEO
Email: [ ]
or such other address, individual or electronic communication number as may be designated by notice by either party to the other. Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the tenth day, other than a Saturday, Sunday or statutory holiday in Alberta, following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the day during which such normal business hours next occur if not given during such hours on any day. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of the mail, any such Communication shall not be mailed but shall be made or given by personal delivery or electronic communication.
9.10Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the Parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta. The Company and the Consultant each hereby attorns to the jurisdiction of the courts of the Province of Alberta.
9.11Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
IN WITNESS WHEREOF the Parties have executed this Agreement to be effective as of the Effective Date.

Quantev Advisors Ltd.
Per:	/s/ Allan D. Schoening

Civeo Canada Limited Partnership by its general partner Civeo Canada Operations GP Ltd.

Per:	/s/ Bradley J. Dodson